Exhibit 99.1

McEwen Mining Announces Good Second Quarter 2012 Production Results

TORONTO, ONTARIO - (July 16, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce good Second Quarter production results for the San José mine.  Production of gold and gold equivalent ounces was up 9% over the previous quarter and up 17% over Second Quarter 2011.  McEwen Mining’s 49% share of production during the quarter was 10,754 ounces gold and 735,000 ounces silver, representing 24,889 gold and gold equivalent ounces(1).  Production costs will be announced with the Second Quarter financial results, which will be released in early August of 2012.

The average grade mined at San José during the quarter was 5.98 gpt gold and 430 gpt silver.  Grades mined were in line with the Company’s expectations however, recoveries were slightly lower due to process plant modifications.  These modifications have since been completed and recovery levels are now back to normal.

San José Mine Production Comparison

San José – 100%*	Year to Date 2012	2nd Quarter 2012	1st Quarter 2012	2nd Quarter 2011
Ore production (tonnes)	244,334	128,803	115,531	98,251
Average grade gold (gpt)	5.98	5.98	5.98	5.98
Average head silver (gpt)	423	430	416	463
Average gold recovery (%)	90.1	88.6	91.6	96.4
Average silver recovery (%)	85.9	84.2	87.8	90.8
Gold produced (ounces)	42,303	21,946	20,357	17,700
Silver produced (ounces)	2,856,000	1,500,000	1,356,000	1,332,000
Gold equivalent(1) produced (ounces)	97,226	50,792	46,434	43,315
Gold sold (ounces)	32,001	17,661	14,340	21,690
Silver sold (ounces)	2,178,000	1,146,000	1,032,000	1,585,000

McEwen Mining – 49% Share
Gold produced (ounces)	20,728	10,754	9,974	8,673
Silver produced (ounces)	1,399,440	735,000	664,440	652,680
Gold equivalent(1) produced (ounces)	47,640	24,888	22,752	21,224

*McEwen Mining holds a 49% attributable interest in the San José mine.

During the Second Quarter approximately 44% of gold and silver sales were delayed due to changes in the export revenue repatriation requirements in Argentina.  Full sales resumed towards the end of quarter and the accumulated concentrate inventory is expected to be sold in the Third Quarter.

Annual Production Forecast — Two Sources

Full year production at the San José mine remains on track to be approximately 85,000 ounces of gold and 5.7 million ounces of silver, representing 195,000 gold and gold equivalent ounces(1).  In addition to the Company’s share of production from the San José mine, a second source of production will commence with El Gallo Phase I in Mexico.  Production is scheduled to commence at El Gallo during the Third Quarter and is forecast to produce approximately 10,000 ounces of gold in 2012.  Annual production at El Gallo Phase I thereafter is estimated to be 30,000 ounces of gold.

(1)Gold equivalent calculated using an average silver:gold ratio of 52:1.

About the San José Mine

The San José mine is a high grade silver/gold mine located in southern Argentina in the province of Santa Cruz.  The mineralisation is a low sulphidation type with quartz sulphide veins.  It is owned by Minera Santa Cruz S.A., a joint venture between Hochschild Mining (51%) and McEwen Mining (49%).  Operations commenced at San José in June 2007 and in the second half of 2008 its processing capacity was increased from 750 to 1,500 tonnes per day.  The mine produced 81,000  ounces of gold and 5.9 million ounces of silver in 2011.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier gold producer focused in the Americas.  McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico.

McEwen Mining has 267,919,384 shares issued and outstanding.  Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company.  As of March 31, 2012, McEwen Mining had cash and liquid assets of US$66.7 million, comprised of cash of US$41.1 million, silver and gold bullion at market value of US$21.4 million, short-term investments of US$3.1 million and marketable securities of US$1.1 million.  The Company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

Reliability of Information

Minera Santa Cruz S.A., the owner of the San José mine, is responsible for and has supplied to the Company all reported results from the San José mine. This press release is based entirely on information provided to McEwen Mining by Minera Santa Cruz S.A. (MSC). McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release. As the Company is not the operator of the San José mine, there can be no assurance that production information reported to the Company by MSC is accurate, the Company has not independently verified such information and readers are therefore cautioned regarding the extent to which they should rely upon such information.

Cautionary Note to U.S. Investors

McEwen Mining reports its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. According to Canadian NI 43-101 criteria, the estimation of measured resources and indicated resources involve greater uncertainty as to their economic feasibility than the estimation of proven and probable reserves. Under SEC Industry Guide 7 criteria, measured, indicated and inferred resources are considered Mineralized Material. The SEC considers that in addition to greater uncertainty as to the economic feasibility of Mineralized Material compared to proven and probable reserves, there is also greater uncertainty as to the existence of Mineralized Material. U.S. investors are cautioned not to assume that measured or indicated resources will be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com